EXHIBIT 99.1

Shake Shack Provides Fiscal Second Quarter 2026 Business Update

Management Updates Guidance

NEW YORK, NY (Business Wire) — June 2, 2026 — Shake Shack Inc. (“Shake Shack” or the “Company”) (NYSE: SHAK) provided a business update for the fiscal second quarter ending July 1, 2026 and fiscal year ending December 30, 2026, ahead of presenting at June investor conferences.

"Our updated guidance reflects the current macroeconomic uncertainty, competitive landscape, and related impacts now that we are more than two-thirds through the quarter, but it’s important to emphasize that our fundamental business drivers remain strong. We remain confident in our ability to execute our strategic priorities and deliver long-term shareholder value,” said CEO Rob Lynch.

Updated Fiscal Second Quarter Guidance Ending July 1, 2026:(1)

	Prior 2Q Guidance	Updated 2Q Guidance
Total revenue	$424 - $428 million	$415 - $420 million
Licensing revenue	$13.5 - $13.7 million	No change
Same-shack sales(2)	3.0% to 5.0%	2.5% to 3.0%
Restaurant-level profit margin(3)	24.0% to 24.5%	22.0% to 23.0%
Company-operated openings	16 to 19	Approximately 16
Licensed openings	Approximately 8	No change

Updated Fiscal 2026 Financial Guidance for the Year Ending December 30, 2026:(1)

Any items not updated below remain the same as those previously provided.

	Prior FY Guidance	Updated FY Guidance
Restaurant-level profit margin(3)	23.0% to 23.5%	22.0% to 23.0%
Adjusted EBITDA(3)	$230 - $245 million	$225 - $235 million
Net income	$50 - $60 million	$45 - $55 million

(1)	Fiscal second quarter and fiscal year 2026 guidance is derived from preliminary and unaudited results based on information currently available to the Company and are subject to change based upon completion of the review of the 2026 second fiscal quarter. Guidance is subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the guidance provided. Factors that may cause differences include those discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s subsequent SEC filings, and our Cautionary Note on Forward-Looking Statements herein.

(2)	To normalize for the 53rd week in fiscal 2025, the compare period for 2025 was shifted forward a week from the fiscal calendar in order to show a more like-for-like comparison.

(3)	Restaurant-level profit margin and Adjusted EBITDA are non-GAAP measures. See below for full definitions and discussions of these measures.

Definitions

The following definitions apply to these terms as used in this release:

"Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income and Shake Shack branded merchandise at Company-operated Shacks and excludes sales from licensed Shacks.

“System-wide sales” is an operating measure and consists of sales from Company-operated Shacks and licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees, opening fees, and termination fees.

"Same-Shack sales" represents Shack sales for the comparable Shack base, which is defined as the number of Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted.

"Restaurant-level profit," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses.

"Restaurant-level profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

"EBITDA," a non-GAAP measure, is defined as Net income (loss) before interest, expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense.

“Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations.

"Adjusted pro forma net income," a non-GAAP measure, represents Net income attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly reflected to its core operations and may not be indicative of its recurring business operations.

When used in conjunction with GAAP financial measures, the non-GAAP measures included in this press release are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks, and are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. The Company believes the presentation of these measures provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Company. These measures may differ from similarly titled measures used by other companies due to different methods of calculation, and presentation of these measures is not intended to be considered in isolation for, or superior to, the financial information prepared and presented in accordance with GAAP.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding the Company's strategic priorities and initiatives, fundamental drivers, development programs, and second quarter fiscal 2026 and full year fiscal 2026 financial guidance. Forward-looking statements discuss the Company’s current expectations, targets and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan,"

"seek," "target," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements, and involve risks and uncertainties that could cause actual results or events to differ materially from those discussed in this press release. Some of the factors which could cause results to differ materially from the Company’s expectations or cause the Company to not meet its second quarter and full year guidance and long-term targets include the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, interest rates, the impact of tariffs, volatility in financial markets and broader macroeconomic conditions, the impact of Shack closures, the impact of ongoing conflicts and related developments in the Middle East, the Company's management of its digital capabilities and expansion into delivery, as well as its kiosk, drive-thru and multiple format investments, risks associated with cyberattacks, data security and technology systems disruptions, the impact of adverse weather conditions, changes in consumer spending patterns, volatility in tourism and consumer travel, the Company's ability to maintain and grow sales at its existing Shacks, the performance and profitability of newly opened Shacks and licensed Shacks, risks associated with the Company’s international licensing operations, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and the Company's other SEC filings. All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this press release are made only as of the date hereof and are based only on information currently available to the Company and do not reflect final results for any completed portions of the relevant periods, and you should not place undue reliance on these forward-looking statements. There can be no assurance that the results or developments currently anticipated by the Company will be realized, or that the Company will achieve its potential short-term or long-term targets as updated and currently in place. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Shake Shack

Shake Shack serves elevated versions of American classics using only the best ingredients. It’s known for its delicious made-to-order Angus beef burgers, crispy chicken, hand-spun milkshakes, house-made lemonades, beer, wine, and more. With its high-quality food at a great value, warm hospitality, and a commitment to crafting uplifting experiences, Shake Shack quickly became a cult-brand with widespread appeal. Shake Shack’s purpose is to Stand For Something Good®, from its premium ingredients and employee development, to its inspiring designs and deep community investment. Since the original Shack opened in 2004 in NYC’s Madison Square Park, the Company has expanded to over 690 locations system-wide, including over 445 in 35 U.S. States and the District of Columbia, and over 245 international locations across London, Hong Kong, Shanghai, Singapore, Mexico City, Istanbul, Dubai, Tokyo, Seoul and more.

Skip the line with the Shack App, a mobile ordering app that lets you save time by ordering ahead! Guests can select their location, pick their food, choose a pickup time and their meal will be cooked-to-order and timed to arrival. Available on iOS and Android.

Learn more: shakeshack.com | IG: @shakeshack | X: @shakeshack | facebook.com/shakeshack

Media:

Meg Davis, Shake Shack
mcastranova@shakeshack.com

Investor Relations:

Alison Sternberg, Shake Shack

Head of Investor Relations

(844) SHACK-04 (844-742-2504)

investor@shakeshack.com